Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-136506, 333-193334, 333-212205 and 333-214718 on Form S-8, Registration Statement Nos. 333-174866 and 333-196716 on Form S-3 ASR, and Registration Statement Nos. 333-145696, 333-159037, 333-167393 and 333-171487 on Form S-3 of our report dated February 24, 2017 (November 2, 2017 as to the effects of the retrospective adoption of ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, described in Notes 2 and 3), relating to the consolidated financial statements of Evercore Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s retrospective adoption of ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, effective January 1, 2017), appearing in this Current Report on Form 8-K of the Company for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 2, 2017